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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2002

MAGIC LANTERN GROUP, INC.
(formerly, JKC Group, Inc.)
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-9502 (Commission File Number)	13-3016967 (I.R.S. Employer Identification No.)
1385 Broadway New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant's telephone number, including area code: (212) 840-0880

Item 2.    Acquisition or Disposition of Assets

        Acquisition of the Lantern Group.    On November 7, 2002, Magic Lantern Group, Inc., formerly named JKC Group, Inc. (the "Company"), acquired Magic Lantern Communications Ltd. ("MLC") and its subsidiaries (collectively, the "Lantern Group") from Zi Corporation, a Canadian provider of intelligent interface solutions ("Zi"). The closing of the acquisition and related transactions (the "Magic Lantern Transactions") was completed immediately following their approval by the Company's shareholders at a special meeting held for that purpose.

        Founded in 1975, the Lantern Group is a Canadian distributor of educational and learning content in video and other electronic formats. MLC has exclusive distribution rights to over 300 film producers representing over 14,000 titles, and its customers include 9,000 out of 12,000 English speaking schools in Canada. Its library includes content from numerous producers, including Disney Educational, Annenberg / CPB and CTV Television. Tutorbuddy Inc., a 100% owned subsidiary of MLC, is an Internet-enabled provider of content and related educational services on demand to students, teachers and parents. Sonoptic Technologies Inc., a 75% owned subsidiary of MLC, provides digital video encoding services and has developed a proprietary videobase indexing software that allows users to aggregate, bookmark, re-sort and add their own comment boxes to existing content. The Lantern Group is headquartered near Toronto, Canada, with offices in Saint John, New Brunswick and Vancouver, British Columbia.

        MLC was acquired in October 1996 by NTN Interactive Network Inc. ("NTN"). In March 2002, members of MLC's management formed MagicVision Media Inc. ("MagicVision") to acquire 100% of MLC's capital stock from NTN and contemporaneously sold their interests to Zi for $1,359,000 (including transaction costs) plus 100,000 common shares of Zi valued at $499,000. The purchase price for the Company's acquisition of the Lantern Group was determined through arms' length negotiations between the Company and Zi, based primarily on evaluations of the market and revenue growth potential of the Lantern Group over the next two years to derive a fair market valuation of the enterprise.

        The Company's acquisition of the Lantern Group was implemented through its purchase from Zi of all the outstanding capital stock of MagicVision, in consideration for a three-year promissory note of the Company in the principal amount of $3,000,000 and 29,750,000 shares of the Company's common stock, representing 45% of its common shares outstanding after the closing. The agreement covering the Magic Lantern Transactions provides for additional stock and cash consideration up to $2,930,000 or offsets against the Company's promissory note up to $1 million based on the Lantern Group's operating results for the first twelve months after the closing. As part of the Lantern Group Transactions, the Company added three designees of Zi to its board of directors, implemented a new stock option plan primarily for management and employees of the Lantern Group, changed its corporate name to Magic Lantern Group, Inc. and, effective November 8, 2002, changed its AMEX trading symbol to GML.

        The Company will account for its acquisition of the Lantern Group under the purchase method. The purchase price for the acquired businesses will be allocated among their assets and liabilities as of the closing date. For this purpose, the 29,750,000 shares of the Company's common stock issued to Zi as part of the purchase price for the acquired businesses will be valued based on their market price in June 2002 when the terms of the Lantern Group Transactions were established in a letter of intent between the parties. Based on the market price of $.31 per share for the Company's common stock at that time, the total purchase price and related transactions costs without regard to any adjustments for post-acquisition operating results aggregated approximately $12,323,000, of which approximately $7,656,000 will be allocated to goodwill based on preliminary valuations.

        Risks Associated with the Lantern Group Acquisition The Lantern Group has a history of losses and may continue to incur losses from operations after its acquisition by the Company. For its last three

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fiscal years, the Lantern Group incurred net losses aggregating $1.2 million, and its net loss for the nine months ended September 30, 2002 was $1.5 million. The Company's ability to achieve profitable operations through ownership of the Lantern Group could be adversely affected by a number of business risks, including delays or inefficiencies in the development cycle for the Lantern Group's new products and services, lack of sponsor or consumer acceptance of those products and services, inability to penetrate new geographic markets, competition and changing technology. A discussion of these and other related business risks is included in the Company's proxy statement dated October 15, 2002 for the Lantern Group Transactions.

Item 5.    Other Events and Regulation FD Disclosure

        AMEX Listing.    In March 2002, the Company was advised by the AMEX that its common stock will be subject to delisting proceedings unless an acceptable plan was submitted for regaining compliance with the applicable shareholders' equity requirement of $4 million. The Company submitted a response to the AMEX in April 2002 with the first phase of its plan for regaining compliance with the listing standards. That phase was completed on April 16, 2002 with a $1.5 million equity infusion from a private investment group. In June 2002, the Company received an extension for continuation of its AMEX listing based on the second phase of its plan for increasing shareholders' equity through the Lantern Group acquisition. The compliance plan was timely completed upon the closing of the Lantern Group Transactions, which increased the Company's shareholders' equity to approximately $10.2 million as of the closing date on November 7, 2002.

Item 7.    Financial Statements and Exhibits

        (a) and (b) Financial Statements of Businesses Acquired and Pro Forma Financial Information. The financial statements and unaudited pro forma financial statements have been previously reported by the Company in its definitive Proxy Statement on Schedule 14A dated October 15, 2002:

  •
  Unaudited Pro Forma Consolidated Financial Statements of the Company reflecting its acquisition of the Lantern Group at June 30, 2002 and for the year ended December 31, 2001 and the six months ended June 30, 2002

  •
  Unaudited Condensed Consolidated Financial Statements of Magic Lantern Communications Ltd. and Subsidiaries at June 30, 2002 and for the ten months ended June 30, 2002 and 2001

  •
  Consolidated Financial Statements of Magic Lantern Communications Ltd. and Subsidiaries at August 31, 2001 and 2002 and for the fiscal years ended August 31, 2001, 2000 and 1999

        The Company plans to amend this Report within 60 days of its filing date to include the following financial statements and unaudited pro forma financial information:

  •
  Unaudited Pro Forma Consolidated Financial Statements of the Company reflecting its acquisition of the Lantern Group at September 30, 2002 and for the nine months ended September 30, 2002

  •
  Consolidated Financial Statements of Magic Lantern Communications Ltd. and Subsidiaries at August 31, 2002 and 2001 and for the fiscal years ended August 31, 2002, 2001 and 2000

        (c) Exhibits.

Exhibit Number	Exhibit
2.1	Certificate of Amendment to the Company's Certificate of Incorporation implementing a change in its corporate name to Magic Lantern Group, Inc.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JKC GROUP, INC.
Date: November 12, 2002	By:	/s/ RICHARD SISKIND Richard Siskind, President (Duly Authorized Officer) (Principal Executive Officer)

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  Item 2. Acquisition or Disposition of Assets
  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURES